Corporate Presentation October 2019 SELB

Safe harbor/disclaimer Any statements in this presentation about the future expectations, plans and prospects of Selecta Biosciences, Inc. (“the company”), including without limitation, statements regarding the progress of the clinical development of SEL-212, the anticipated timing of the head-to-head trial comparing SEL-212 and Krystexxa® and related data readouts, whether the head-to-head trial with Krystexxa will demonstrate superiority, provide rapid results or de-risk the Phase 3 trials for SEL-212, the company’s ability to enroll patients in its clinical trials, the potential of ImmTOR™ to reduce AAV vector immunogenicity and enable re-dosing of AAV gene therapy without neutralizing antibody formation or loss of therapy expression, the anticipated timing of preclinical toxicology studies in AAV gene therapy and initiation of a clinical trial related thereto, the potential of SEL-212 to serve unmet needs in chronic refractory gout patients including sustained sUA reduction, reduced flares, and once monthly dosing, whether interim data related to the SEL-212 clinical program will be predictive of future data, the anticipated timing for advancing into Phase 3 (if at all), the ability of the company’s ImmTOR technology to induce immune tolerance and mitigate antigen-specific neutralizing antibody formation, the scalability of the company’s manufacturing processes, the potential of ImmTOR to enable sustained therapeutic activity of biologic therapies, whether current evaluable SEL-212 patients will be predictive of future evaluable SEL-212 patients, the potential of SEL-212 to significantly reduce tophi/heavy urate burden and/or rapidly eliminate tissue urate burden, whether SEL-212 has the ability to reduce gout flares frequency initially and over time during SEL-212 therapy, anticipated achievement of key milestones for the company’s chronic refractory gout and gene therapy programs, the company’s ability to execute on its strategic priorities, advance its ImmTOR platform, and grow its strategic partnerships, the potential of the company’s partnership with Asklepios Biopharmaceutical, Inc. to address unmet medical need in patients with rare diseases, the timing of advancing the company’s collaboration with CureCN, the impact of the restructuring on the company’s ability to achieve its new priorities, the company’s ability to reduce its annual cash burn rate in connection with the restructuring, the company’s expected cash position and runway, the billion dollar market potential of the chronic refractory gout market, the ability of the company’s ImmTOR platform to unlock the full potential of biologic therapies, the potential of SEL-212 to enable sustained efficacy in chronic refractory gout patients and resolve their debilitating symptoms, the potential treatment applications for products utilizing the ImmTOR platform in areas such as enzyme therapy and gene therapy, the potential of AAV gene therapy to transform the future in a variety of inherited and acquired diseases, the potential of the ImmTOR platform generally, and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “hypothesize,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, the following: the uncertainties inherent in the initiation, completion and cost of clinical trials including their uncertain outcomes, the availability and timing of data from ongoing and future clinical trials and the results of such trials, whether preliminary results from a particular clinical trial will be predictive of the final results of that trial or whether results of early clinical trials will be indicative of the results of later clinical trials, the unproven approach of the company’s ImmTOR technology, potential delays in enrollment of patients, undesirable side effects of the company’s product candidates, its reliance on third parties to manufacture its product candidates and to conduct its clinical trials, the company’s inability to maintain its existing or future collaborations, licenses or contractual relationships, its inability to protect its proprietary technology and intellectual property, potential delays in regulatory approvals, the availability of funding sufficient for its foreseeable and unforeseeable operating expenses and capital expenditure requirements, the company’s recurring losses from operations and negative cash flows from operations raise substantial doubt regarding its ability to continue as a going concern, substantial fluctuation in the price of its common stock, the company’s strategy may change, and the company may not be able to effectively implement its current strategic plan, the size of the company’s workforce following the restructuring may not be sufficient, and the company may not be able to effectively attract or retain new employees, risks associated with the restructuring, such as employee claims and the risk that the actual financial and other impacts of the reduction could vary materially from the outcomes anticipated, and other important factors discussed in the “Risk Factors” section of the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on March 15, 2019, and in other filings that the company makes with the Securities and Exchange Commission. In addition, any forward-looking statements included in this presentation represent the company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The company specifically disclaims any obligation to update any forward-looking statements included in this presentation. 2

Selecta well-positioned for success

- ImmTOR™ **(SVP-Rapamycin), Selecta's immune tolerance technology platform, could unlock the full** potential of biologic therapies by mitigating Neutralizing Antibody (Nab) formation
  - Focused on therapeutic biologics/enzymes and AAV gene therapies
- Lead program addressing a $1B+ chronic refractory gout market with high unmet need
  - COMPARE trial ongoing to evaluate efficacy and safety of SEL-212 vs. KRYSTEXXA ®
    - Interim data projected for Q4 19
    - Full 6-month top-line data analysis, including statistical superiority, planned for Q2 20
  - Ongoing preparation to initiate Phase 3 clinical trial in SEL-212
- Partnership strategy for clinical POC of ImmTOR technology in gene therapy
  - Preclinical results suggest high relevance to diseases which may require re-dosing gene therapies to maintain efficacy
  - Currently have collaborations & licensing agreements with AskBio, Spark, and Genethon / CureCN Consortium
- Purpose-built organization aligned to priorities
  - Recently appointed Alison Schecter, M.D., as CMO and Brad Dahms as CFO

Selecta Biosciences

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ImmTOR Immune Tolerance Platform 4

Biologic therapies may trigger NAbs that negate their therapeutic benefit There is a significant unmet Dendritic cells play a key need for a technology that role in immune tolerance, selectively induces immune providing a promising target tolerance to mitigate unwanted and antigen-specific immune responses Inducing selective immune tolerance for biologic therapies considered the “Holy Grail” 5

ImmTOR has the ability to enable sustained therapeutic activity of biologic therapies and unlock their potential Co-administer with biologic therapies to mitigate antigen- specific NAb formation Induce a tolerogenic message from the dendritic cell to naïve T cells to develop into T regulatory cells Promote selective immune tolerance of the biologic therapy 6

SEL-212 (ImmTOR+pegadricase) for Chronic Refractory Gout 7

Chronic refractory gout is a severe form of inflammatory arthritis with a significant impact on patients

How chronic refractory gout patients describe their flare pain


34%
Severe burn
28%
Breaking a bone
23%
Glass piercing skin

How long chronic refractory gout flares can last



7 to 14 days

Annual lost productivity (pts<65): ~25 days

Estimated # of patients diagnosed in US with chronic refractory gout: ~160,000

Chronic disease can lead to sequelae including:

- Bone erosions
- Tophi
- Chronic pain
- Joint deformities
- Loss of function
- Disability



Selecta Biosciences

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Significant need for improved therapies in chronic refractory gout Improved efficacy, allowing patients to complete full 6-month therapy cycle —Persistent reduction in Serum Uric Acid (SUA) levels —Elimination of tophi Monthly dosing Gout flare reduction Avoidance of “off-label” and global immunosuppressive therapies SEL-212 has the potential to address these unmet needs and holds $1B+ market potential 9

Sustained reduction of SUA with monthly dosing of SEL-212 was observed in Phase 2 dose ranging study Phase 2 results after 20 weeks of once-monthly SEL-212 treatment: SEL-212 SEL-212 SEL-212 SEL-212 SEL-212 100 66% (21/32)* 50 0 % Pts. SUA mg/dL <6 SUA Pts. % 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 Weeks after initiation 66% of evaluable patients completed the 20-week period with an SUA level <6 mg/dL *Week 20 Evaluable patients = patients who received a full first dose and did not discontinue due to any measure other than drug effectiveness or drug related safety 10

Dual energy computed tomography (DECT) scan images show reduction of tissue urate burden Baseline Week 11 Week 20 https://selectabio.com/wp-content/uploads/2018/10/ACR-poster-DECT-2018-FINAL-.pdf 11

Phase 2 data showed reduced frequency and severity of flares during SEL-212 therapy Percent of SEL-212 patients who had flares Severity of flares % of patients % of patients 64% 29% 24% 32% 12% 9% 3% 4% 1 2 3 4 5 Mild Medium Severe Months after initiation of treatment • Majority of flares occurred in months 1 & 2, with no new patients who flared after month 2 • 96% of flares were mild or moderate in severity • No gout flares were classified as SAEs nor resulted in study drug discontinuations Unaudited data reported as of October 09, 2018 | Clinicaltrials.gov NCT02959918 12

SEL-212 has been generally well tolerated SEL-212 was generally well tolerated at clinically Serious infusion reactions (%) active doses following >470 administrations 4 0 ) 3 3 .3% 23 SAEs reported in the Phase 2 trial ( n 3 0 o 14 were reported not to be or unlikely to be related to study drug i t c a 2 0 9 were infusion reactions which decreased in incidence with e r increasing doses of ImmTOR n o i 1 0 8 .3 s 6 .1 u f n 1 .6 All SAEs were successfully treated without I 0 further issues N = 2 /6 N = 3 /3 6 N = 3 /4 9 N = 1 /6 1 P e g a d ric a s e + + + + Im m T O R 0 .0 5 - 0 .1 0 - 0 .1 5 (m g /k g ) 0 .0 8 0 .1 2 5 Unaudited data reported as of February 25, 2019 | Clinicaltrials.gov NCT02959918 13

Comparing the efficacy of SEL-212 to KRYSTEXXA® in gout patients refractory to conventional therapy

COMPARE

~150 Refractory Chronic Gout Patients

Randomized

SEL-212 (N=~75)
6 Infusions
Once Monthly
0.15 mg/kg ImmTOR + 0.2 mg/kg of pegadricase

- Primary Endpoint: Statistical superiority for SUA level < 6mg/dL at 6 months
- Multiple Secondary Endpoints: Flares, QoL, HAQ, tophi resolution
- Safety Assessment

KRYSTEXXA® (N=~75)
12 Infusions
Every 2 weeks
8mg

Head-to-head trial is designed to provide objective, comparative results

- SUA level reduction, a robust primary endpoint for approval, can be seen soon after dosing
  - Easy to measure
  - Maintenance strongly correlated with low/negative drug-specific antibody titers
- Adult patient population with two active arms
- Opportunity to test revised stopping rules and de-risk Phase 3 trials

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ImmTOR in Gene Therapy 15

The ability to re-dose AAV gene therapy is a key goal to unlocking the full therapeutic potential of this treatment paradigm Dose titration Dose titration Potential to increase proportion of patients who achieve Therapeutic target zone therapeutic benefit without risk of overdosing Goal of improving enrollment in clinical trials Activity Multiple vector administrations Time (months) Provide potential to target systemic diseases in which multiple vector administrations are likely needed to Rescue of expression achieve full therapeutic efficacy Rescue of expression Allows for potential rescue in patients with organ damage Potential to restore therapeutic expression in pediatric patients as they grow 16

In preclinical studies, ImmTOR induced antigen-specific immune tolerance Treatment Challenge ImmTOR provided AAV-specific AAV8 + ImmTOR AAV8 or AAV5 immune tolerance AAV8 + Empty NP NAbs did not develop in mice treated with ImmTOR+AAV vector Day 0 Day 21 Mice treated with empty nanoparticle (NP) + AAV vector developed significant IgG response AAV8 Challenge AAV5 Challenge When challenged with a different AAV vector, both arms mounted an immune response, suggesting antigen-specific immune tolerance rather than broad immunosuppression was achieved Empty NP ImmTOR Meliani et al., Nature Communications, In Oct. 2018 17

Preclinical data indicates potential of ImmTOR-powered re-dosing in gene therapy ImmTOR-powered AAV8 gene therapy has potential to be re-dosed without NAb formation or loss of therapy expression ImmTOR or Empty NP ImmTOR or Empty NP + AAV8-Luc AAV8-Factor IX Day 0 21 54 Anti-AAV8 Antibody Titer Serum Factor IX Expression 200,000 25,000 r 2 5 0 0 0 160,000 e t i 2 020,0000 0 0 T 120,000 8 1 515,0000 0 0 V 80,000 A AAV8 Titer AAV8 10,000 - 1 0 0 0 0 A - i t 40,000 Anti 5,000 5 0 0 0 Human FIX (ng/mL) n A 00 0 00 2200 4400 6600 34 41 54 D Daysa y s Days Meliani et al., Nature Communications, In Oct. 2018 18

Opportunities for clinical POC in gene therapy Collaborations Proprietary Programs License Agreement AskBio MMA (MethylMalonic Acidemia) Spark Therapeutics – Development pipeline and OTC (Ornithine TransCarbamylase – Licensed ImmTOR for hemophilia A, human trials planned for repeat deficiency) as well as exclusive options for up to dosing of AAV-based gene four additional undisclosed genetic therapies to address the unmet targets medical need for patients with rare and orphan genetic diseases Genethon and the CureCN consortium – AAV gene therapy–sponsored program for treatment of Crigler Najjar Syndrome – Obtain scientific advice from the German Health Regulators in the 2H 2019 19

Projected upcoming milestones Report interim data from SEL-212 vs. KRYSTEXXA® COMPARE trial in chronic refractory gout (Q4 19) COMPARE full 6-month top-line data analysis, including statistical superiority (Q2 20) Ongoing preparation to initiate SEL-212 Phase 3 program Planning to commence clinical trial of ImmTOR in gene therapy (2020) 20

Financial Overview 21

Financial snapshot For the Quarter Ended June 30, 2019 (In thousands, except share and per share data) Grant & Collaboration Revenue $13 Research & Development Expenses $12,134 General & Administrative Expenses $4,114 Net Loss Attributable to Common Stockholders $(16,394) Net Loss Per Basic & Diluted Share $(0.37) Wtd. Avg. Common Shares Outstanding – Basic & Diluted 44,855,083 As of June 30, 2019 (In thousands) Cash, Cash Equivalents, Marketable Securities, Restricted Cash $41,959 22

OUR PURPOSE Relentlessly committed to overcoming IMMUNOGENICITY with our pioneering ImmTOR immune tolerance platform to transform the lives of patients and their families 23

October 2019 SELB